                       CONSENT OF INDEPENDENT ACCOUNTANTS


We hereby consent to the use in the Statement of Additional Information constituting part of this Post-Effective Amendment No. 27 to the Registration Statement of the Allmerica Select Separate Account of Allmerica Financial
Life Insurance and Annuity Company on Form N-4 of our report dated February 15, 2002, relating to the financial statements of Allmerica Financial Life Insurance and Annuity Company, and our report dated March 28, 2002, relating to the financial statements of the Allmerica Select Separate Account of Allmerica Financial Life Insurance and Annuity Company, both of which appear in such Statement of Additional Information. We also consent to the reference to us under the heading "Experts" in such Statement of Additional Information.

/s/ PRICEWATERHOUSECOOPERS LLP

PricewaterhouseCoopers LLP
Boston, Massachusetts
April 15, 2002